SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                December 29, 1998
                Date of Report (Date of earliest event reported)



                               GP STRATEGIES CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         Delaware                    1-7234                     13-1926739
(State or Other Juris-            (Commission               (I.R.S. Employer
diction of Incorporation)          File Number)              Identification No.)



9 West 57th Street, New York, New York                             10019
(Address of principal executive offices)                         (Zip Code)



                                 (212) 230-9500
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant.

           On December 29, 1998, GP Strategies Corporation (the "Company"), Jerome I. Feldman, the President and Chief Executive Officer, and a director of the Company ("Feldman"), and Martin M. Pollak, the Executive Vice President, Treasurer and a director of the Company ("Pollak"), entered into an agreement (the "Agreement").

           Pursuant to the terms of the Agreement, on January 4, 1999, Pollak transferred to Feldman options to purchase 193,750 shares of Class B Capital
Stock (the "Class B Capital Stock") of the Company and in exchange Feldman transferred to Pollak options to purchase 172,422 shares of Common Stock (the "Common Stock") of the Company plus 26,495 shares of Common Stock (the "Exchange"). The Class B Capital Stock is identical to the Common Stock, except that (i) each holder of Class B Capital Stock is entitled to ten votes per share while each holder of Common Stock is entitled to one vote per share and (ii) each share of Class B Capital Stock is convertible into one share of Common Stock.

           After the Exchange, Feldman is the beneficial owner of (i) 41,582 shares of Common Stock (excluding 1,173 shares held by members of his family, of which shares Feldman disclaims beneficial ownership), (ii) presently exercisable options to purchase 180,995 shares of Common Stock, (iii) 225,000 shares of Class B Capital Stock, and (iv) presently exercisable options to purchase 406,250 shares of Class B Capital Stock. If all of Feldman's presently exercisable options were exercised and no other options were exercised, Feldman would hold 36.9% of the combined voting power of the Common Stock and Class B Capital Stock.

           In the Agreement, Pollak granted certain rights of first refusal with respect to his Class B Capital Stock to Feldman and his family, and Feldman granted certain tag-along rights with respect to his Class B Capital Stock to Pollak and his family. In addition, Pollak agreed that, until May 31, 2004, during any period commencing on the date any person or group commences or enters into, or publicly announces an intention to commence or enter into, and ending on the date such person abandons, a tender offer, proxy fight, or other transaction that may result in a change in control of the Company, he will vote his shares of Common Stock and Class B Capital Stock on any matter in accordance with the recommendation of the Company's Board of Directors.

           The Exchange and the other provisions of the Agreement may have resulted in a change of control of the Company from Feldman and Pollak jointly to Feldman.

Item 5.    Other Events.

           Pollak has determined to retire from the Company. His current employment agreement with the Company will remain in effect until its schedule termination date, May 31, 1999, at which time he will become a consultant to the Company under a Consulting and Severance Agreement, dated December 29, 1998 (the "Consulting Agreement").

           Pursuant to the Consulting Agreement, Pollak will act as a consultant to the Company for a five-year period ending May 31, 2004, for a consulting fee of $200,000 per year. Pursuant to the Consulting Agreement, the Company granted 47,863 shares of Common Stock to Pollak as severance.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GP Strategies Corporation



                                          BY: Scott N. Greenberg
                                              Executive Vice President and Chief
                                              Financial Officer


DATE:  January 13, 1999